Exhibit 99.1

Energizer Holdings, Inc. 533 Maryville University Dr. St. Louis, MO 63141

November 12, 2018
FOR IMMEDIATE RELEASE
Company Contact
Jacqueline E. Burwitz
Vice President,
Investor Relations
314-985-2169

ENERGIZER HOLDINGS, INC. DECLARES DIVIDEND
FOR FIRST QUARTER OF FISCAL 2019

ST. LOUIS, November 12, 2018. - Energizer Holdings, Inc. (NYSE: ENR) announced that its Board of Directors has declared a dividend for the first quarter of its fiscal 2019 of $0.30 per share of Common Stock, payable on December 13, 2018 to all shareholders of record as of the close of business on November 30, 2018.

About Energizer Holdings, Inc.

Energizer Holdings, Inc. (NYSE: ENR), headquartered in St. Louis, MO, is one of the world’s largest manufacturers of primary batteries and portable lighting products and is anchored by its two globally recognized brands Energizer® and EVEREADY®. Energizer is also a leading designer and marketer of automotive fragrance and appearance products from recognized brands such as Refresh Your Car!®, California Scents®, Driven®, Bahama & Co.®, LEXOL®, Eagle One® and Nu Finish®. As a global branded distributor of consumer products, our mission is to lead the charge to deliver value to our customers and consumers better than anyone else. Visit www.energizerholdings.com for more details.

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